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                                                                Exhibit 10.7.2

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

          THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), made as of this 16th day of November, 1998 (the "Employment Agreement"), is by and between Mr. Timothy Brier ("Employee"), and priceline.com Incorporated, a Delaware corporation (the "PriceLine") and the successor by merger to priceline.com LLC, formerly a Delaware limited liability company. In connection with that certain Amendment to the Priceline.com LLC Non-Qualified Option Agreement, made as of the date hereof, by and between the Employee and PriceLine (the "Option Amendment"), the parties desire to amend certain terms and conditions of the Employment Agreement related to the subject matter of the Option Amendment. Unless defined in this Amendment, all defined terms used herein but not defined herein shall have the meanings set forth in the Employment Agreement.

          For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is hereby amended as follows:

          1. PRICELINE OPTION. The Employee and PriceLine agree that Section 3(e)(l) of the Employment agreement is hereby amended by deleting (a) from the fifth line thereof the phrase "up to 1,750,000 PriceLine Units" and replacing the same with the phrase "up to 1,602,500 PriceLine Units." and (b) from the fifth and sixth line thereof the phrase ",which represent approximately 2.55% of PriceLine's estimated capitalization on the Launch Date,".

          2. VESTING OF PRICELINE OPTION. The Employee and PriceLine agree that Section 3(e)(iv) of the Employment agreement is hereby amended by deleting the same in its entirety and replacing the same with the following:

                    (iv) Subject to Section 5 hereof, the Option shall vest as to (A) 750,000 of the PriceLine Units underlying the Option on June 1, 1998; (B) 500,000 of the PriceLine Units underlying the Option on June 1, 1999; and (C) 352,500 of the PriceLine Units underlying the Option on June 1, 2000.

          3. EFFECTIVE DATE. This Amendment shall be effective as of the date indicated in the introductory paragraph of this Amendment.

          4. NO OTHER AMENDMENTS; GOVERNING DOCUMENTS. Except as modified by this Amendment, all other terms and provisions of the Employment Agreement shall remain in full force and effect; PROVIDED, HOWEVER, that in the event that any term or condition of this Amendment conflicts or is inconsistent with, or otherwise contrary to, any term or provision of the Employment Agreement, then the terms and provisions of the Amendment shall control.

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date indicated above.

EMPLOYEE                          PRICELINE.COM INCORPORATED


/s/ Timothy Brier                 /s/ Melissa M. Taub
---------------------------       ----------------------------------------
Timothy Brier                     Name: Melissa M. Taub
                                  Title: Senior Vice President and Secretary